EXHIBIT 24



                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints L. Dan Thompson and Daniel H. Stacken, and each of them, his attorney-in-fact, with full power of substitution, for the purpose of signing on his behalf, in any and all capacities, the Annual Report on Form 10-K of Minnesota Corn Processors, LLC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended March 31, 2000 (the "10-K Report") and of signing any and all amendments to the 10-K Report and to deliver the 10-K Report and any and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.


/s/ L. Dan Thompson                    Dated: June 26, 2000
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    L. Dan Thompson


/s/ Daniel H. Stacken                  Dated: June 26, 2000
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    Daniel H. Stacken


/s/ Jerry Jacoby                       Dated: June 26, 2000
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    Jerry Jacoby